Exhibit 99.2

New River Pharmaceuticals Provides Detail on A01 Clinical Abuse Liability Study and Announces Results from A03 Study

RADFORD, Va, June 18, 2006—In a presentation today at the annual meeting of the College on Problems of Drug Dependence in Scottsdale, Arizona, New River Pharmaceuticals Inc. (Nasdaq: NRPH) provided results from two clinical abuse liability studies on NRP104. NRP104 is the subject of a new drug application filed with the U.S. Food and Drug Administration on December 6, 2005, seeking approval for three therapeutic doses (30, 50 and 70 mg) of NRP104 for the treatment of attention-deficit/ hyperactivity disorder (ADHD) in pediatric populations. The studies’ principal investigator, Dr. Donald Jasinski, Professor of Medicine, Chief Center for Chemical Dependence, Johns Hopkins Bayview Medical Center, presented more detailed data from the A01 study, as well as the top line data from the A03 study.

The A01 study was a single-blind, placebo- and active-controlled, single-dose escalation study of NRP104 (up to 150 mg) to evaluate safety, tolerability, and abuse liability in healthy adult volunteers with histories of stimulant abuse.

The subjective and behavioral effects for NRP104 overall in doses comparable to or greater than d-amphetamine (40 mg) tended to be less euphoric and more dysphoric than d-amphetamine (40 mg), with a later peak effect. There was no apparent dose-response relationship in either the subjective effects or cardiovascular effects in the NRP104 dose range of 30 mg to 150 mg. The systemic exposure to d-amphetamine (AUC and Cmax) was dose proportional for NRP104 in the range of 30 mg to 130 mg, following a single dose administration. However, the increase in overall exposure (AUClast) was significantly attenuated between the 130 mg dose and the 150 mg dose. Doses of NRP104 from 30 to 150 mg were safe and well-tolerated in the population of stimulant abusers.

The A03 study evaluated the likeability of NRP104 (50 mg, 100 mg and 150 mg) compared to placebo and two active controls in stimulant abusers. The two active controls in the study were d-amphetamine 40 mg, a Schedule II stimulant, and diethylpropion 200 mg, a Schedule IV drug.

On a mole weight basis, the amphetamine free base content in NRP104 100 mg is equal to the amphetamine free base content in d-amphetamine sulfate 40 mg, and the diethylpropion 200 mg is expected to provide the same level of subjective and behavioral effects as d-amphetamine sulfate 40 mg.

Each of the three doses, one dose of d-amphetamine 40 mg, one dose of diethylpropion hydrochloride 200 mg and one dose of NRP104 100mg, produced liking effects that were greater than placebo with respect to the primary abuse liability variable, a Drug Rating Questionnaire Subject (DRQS) Liking Score. However, the mean difference of the liking score from placebo was not statistically significant for the NRP104 100 mg dose (2.14) when compared to that of placebo (p>0.05).  By contrast, the differences of the liking scores from placebo were statistically significant for both d-amphetamine 40 mg (4.53), and diethylpropion hydrochloride 200 mg (4.03) (p<0.05). In a pairwise comparison analysis, the liking effects of NRP104 100 mg were less than those of d-amphetamine 40 mg and diethylpropion 200 mg to a statistically significant extent (p<0.05).

Also, NRP104 50mg produced liking effects that were greater than placebo with respect to the primary abuse liability variable (DRQS Liking Score); however the mean difference of the liking score from placebo was not statistically significant for NRP104 50 mg (1.97) (p>0.05).  In a pairwise comparison analysis, the liking effects of NRP104 50 mg were less than those of d-amphetamine 40 mg and diethylpropion 200 mg to a statistically significant extent (p<0.05).

NRP104 150mg produced liking effects that were greater than placebo with respect to the primary abuse liability variable, and the mean difference of the liking score from placebo was statistically significant for NRP104 150 mg (6.06) (p<0.05). In a pairwise comparison analysis, the liking effects of NRP104 150 mg were greater than those of d-amphetamine 40 mg and diethylpropion 200 mg although the differences were not statistically significant (p>0.05). On a mole weight basis, the amphetamine free base content in NPR104 150 mg is 50% more than the amphetamine free base content of 40 mg of d-amphetamine sulfate.   NRP104 150 mg also demonstrated a delayed peak effect by 2 hours when compared to both d-amphetamine 40 mg and diethylpropion 200 mg.  This delayed effect resulted in a delayed observation of the Liking Scores when compared to d-amphetamine 40 mg or diethylpropion 200 mg.

Suma Krishnan, Vice President, Product Development, commented, “Consistent with the fact that the rate limited hydrolysis of NRP104 results in a slower onset and a longer Tmax that should contribute to a lower abuse potential, these findings confirm that the abuse liability and abuse potential of NRP104 as experienced by the subject, appear to be significantly less than d-amphetamine 40 mg and diethylpropion 200 mg.”

Data from the A02 study, Safety, Tolerability and Abuse Liability Study of Intravenous NRP104 in Adults with Stimulant Abuse Histories, will be presented at a poster session scheduled to begin at 1:30 p.m. MST on Tuesday, June 20.

Under review by the U.S. Food and Drug Administration as a potential treatment for pediatric ADHD, NRP104 is the subject of a collaboration agreement between New River and Shire plc (LSE: SHP; Nasdaq: SHPGY; TSX: SHQ).

New River and Dr. Jasinski plan to webcast a conference call on Monday, June 26 at 3:00 p.m. EDT to elaborate upon the studies and their results. The webcast will be accessible from the Investor Relations page of New River’s website, www.nrpharma.com.

About New River

New River Pharmaceuticals Inc. is a specialty pharmaceutical company developing novel pharmaceuticals that are generational improvements of widely prescribed drugs in large and growing markets.

For further information on New River, please visit the company’s website at www.nrpharma.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of New River Pharmaceuticals, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in the New River Pharmaceuticals Inc. annual report on Form 10-K, filed with the SEC on March 15, 2006; the timing, progress and likelihood of success of our product research and development programs; the timing and status of our preclinical and clinical development of potential drugs; the likelihood of success of our drug products in clinical trials and the regulatory approval process; our drug products’ efficacy, abuse and tamper resistance, onset and duration of drug action, ability to provide protection from overdose, ability to improve patients’ symptoms, incidence of adverse events, ability to reduce opioid tolerance, ability to reduce therapeutic variability, and ability to reduce the risks associated with certain therapies; the ability to develop, manufacture, launch and market our drug products; our projections for future revenues, profitability and ability to achieve certain sales targets; our estimates regarding our capital requirements and our needs for additional financing; the likelihood of obtaining favorable scheduling and labeling of our drug products; the likelihood of regulatory approval under the Federal Food, Drug, and Cosmetic Act without having to conduct long and costly trials to generate all of the data which are often required in connection with a traditional new chemical entity; our ability to develop safer and improved versions of widely prescribed drugs using our Carrierwave ™ technology; and our ability to obtain favorable patent claims. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New River Pharmaceuticals does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in New River Pharmaceuticals’ annual report on Form 10-K, filed with the SEC on March 15, 2006, as well as other public filings with the SEC.

Contacts:

The Ruth Group
John Quirk (investors)
646-536-7029
jquirk@theruthgroup.com

Zack Kubow (media)
646-536-7020
zkubow@theruthgroup.com